UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2013

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 29, 2013, MEMC Electronic Materials, Inc. (the "Company") entered into Amendment Number 1 to Solar Wafer Supply Agreement (the "Amendment") between Tainergy Tech Co., Ltd ("Tainergy") and MEMC Singapore Pte. Ltd., a wholly owned subsidiary of the Company. The Amendment amends the Solar Wafer Supply Agreement between the Company and Tainergy dated July 9, 2008 (the "Agreement"), pursuant to which the Company agreed to sell and Tainergy agreed to purchase solar grade silicon wafers over a ten-year period with pre-determined pricing on a take-or-pay basis. Tainergy had agreed to advance funds to the Company in the form of refundable and non-refundable deposits pursuant to the Agreement. Because of the significant purchase shortfalls under the Agreement for each of the first four years of the Agreement which were continuing into this year, the parties determined to resolve the contract issues through an amendment to the Agreement. Pursuant to the Amendment, Tainergy forfeited twenty-five million dollars ($25,000,000) of its refundable capacity reservation deposit with the Company. The remaining deposit of $24.1 million will be refunded ratably as and if purchases are made over the remaining six contract years; no additional deposits will be required. The Company agreed to reduce the volume of solar wafers required to be purchased by Tainergy in the remaining six years of the Agreement. In addition, the Company has agreed to add mono-crystalline silicon wafers to the multi-crystalline wafers previously supplied under the Agreement. Purchases of the mono-crystalline wafers will be counted toward the minimum quantities Tainergy has agreed to purchase on a going forward basis. In place of the previously agreed-upon pricing per watt, the parties have agreed to a fluctuating quarterly pricing mechanism at the then-current market price. The Amendment contemplates that Tainergy may provide toll manufacturing for the Company at market price and consistent with payment terms and prices charged by Tainergy to its other customers. Purchases of solar wafers from the Company for such tolling arrangements will not be counted toward Tainergy's purchase minimums. All other terms and conditions of the Agreement remain unchanged.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.
Date:	May 8, 2013	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Vice President, General Counsel and Corporate Secretary